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                                                                       EXHIBIT D

CAPITAL STRUCTURE BY ENTITY
AS OF DECEMBER 31, 2002
(IN THOUSANDS)
                                    CNP                   CEHE                       CERC                TEXAS GENCO
                               ----------               ---------                 ----------             -----------
SHORT-TERM BORROWINGS             347,000      2.73%           --        0.00%       347,000      7.85%           --       0.00%
CURRENT PORTION OF
   LONG-TERM DEBT                 810,325      6.38%       18,758        0.31%       517,616     11.70%           --       0.00%
INDEXED DEBT SECURITIES
   DERIVATIVE                     224,881      1.77%           --        0.00%            --      0.00%           --       0.00%
DEBT TO AFFILIATE-CNP                  --      0.00%    1,131,376       18.50%        74,096      1.68%           --       0.00%
LONG-TERM DEBT                  9,194,320     72.37%    2,641,281       43.19%     1,441,264     32.59%           --       0.00%
TRUST PREFERRED SECURITIES        706,140      5.56%           --        0.00%           508      0.01%           --       0.00%
COMMON STOCK                        3,050      0.02%            1        0.00%             1      0.00%            1       0.00%
ADDITIONAL PAID-IN CAPITAL      3,046,043     23.98%    2,205,039       36.06%     1,986,364     44.91%    2,878,502     101.93%
MEMBER'S EQUITY/PARTNERS'S
   CAPITAL                             --      0.00%           --        0.00%            --      0.00%           --       0.00%
RETAINED EARNINGS              (1,062,083)    -8.36%      118,946        1.95%        44,804      1.01%      (54,460)     -1.93%
ACCUMULATED OTHER
   COMPREHENSIVE INCOME          (487,011)    -3.83%           --        0.00%        11,260      0.25%           --       0.00%
UNEARNED ESOP STOCK               (78,049)    -0.61%           --        0.00%            --      0.00%           --       0.00%
                              -----------              ----------                 ----------             -----------
TOTAL CAPITALIZATION           12,704,616    100.00%    6,115,401      100.00%     4,422,913    100.00%    2,824,043     100.00%
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